Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2012

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2012

(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on October 16, 2012. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, and residential mortgage banking, providing many of its products and services nationally and other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Alabama, Delaware, Georgia, Virginia, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

	Three months ended					Nine months ended
In millions, except per share data	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011	September 30 2012	September 30 2011
Interest Income
Loans	$2,076	$2,163	$1,951	$1,902	$1,904	$6,190	$5,693
Investment securities	504	527	526	523	511	1,557	1,638
Other	90	106	120	109	115	316	329

Total interest income	2,670	2,796	2,597	2,534	2,530	8,063	7,660

Interest Expense
Deposits	103	83	103	139	167	289	529
Borrowed funds	168	187	203	196	188	558	630

Total interest expense	271	270	306	335	355	847	1,159

Net interest income	2,399	2,526	2,291	2,199	2,175	7,216	6,501

Noninterest Income
Asset management	305	278	284	250	287	867	838
Consumer services	288	290	264	269	330	842	974
Corporate services	295	290	232	266	187	817	632
Residential mortgage (a)	227	(173)	230	157	198	284	556
Service charges on deposits	152	144	127	140	140	423	394
Net gains on sales of securities	40	62	57	62	68	159	187
Net other-than-temporary impairments	(24)	(34)	(38)	(44)	(35)	(96)	(108)
Other (b)	406	240	285	250	194	931	803

Total noninterest income	1,689	1,097	1,441	1,350	1,369	4,227	4,276

Total revenue	4,088	3,623	3,732	3,549	3,544	11,443	10,777
Provision For Credit Losses	228	256	185	190	261	669	962
Noninterest Expense
Personnel	1,171	1,119	1,111	1,052	949	3,401	2,914
Occupancy	212	199	190	198	171	601	540
Equipment	185	181	175	177	159	541	484
Marketing	74	67	68	74	72	209	175
Other (c)	1,008	1,082	911	1,218	789	3,001	2,273

Total noninterest expense (d)	2,650	2,648	2,455	2,719	2,140	7,753	6,386

Income before income taxes and noncontrolling interests	1,210	719	1,092	640	1,143	3,021	3,429
Income taxes	285	173	281	147	309	739	851

Net income	925	546	811	493	834	2,282	2,578

Less: Net income (loss) attributable to noncontrolling interests	(14)	(5)	6	17	4	(13)	(2)
Preferred stock dividends and discount accretion	63	25	39	25	4	127	33

Net income attributable to common shareholders	$876	$526	$766	$451	$826	$2,168	$2,547

Earnings Per Common Share
Basic	$1.66	$1.00	$1.45	$.86	$1.57	$4.10	$4.84
Diluted	$1.64	$.98	$1.44	$.85	$1.55	$4.06	$4.79

Average Common Shares Outstanding
Basic	526	527	526	524	524	526	524
Diluted	529	530	529	526	526	529	526

Efficiency	65%	73%	66%	77%	60%	68%	59%
Noninterest income to total revenue	41%	30%	39%	38%	39%	37%	40%
Effective tax rate (e)	23.6%	24.1%	25.7%	23.0%	27.0%	24.5%	24.8%

For additional information regarding footnotes (a) through (d) below, refer to Selected Consolidated Income Statement Information on page 6.

(a)	Includes provision for residential mortgage repurchase obligations.
(b)	Includes gain on sale of Visa Class B common shares.
(c)	Includes expenses for residential mortgage foreclosure-related matters, and noncash charges for unamortized discounts related to redemption of trust preferred securities.
(d)	Includes integration costs.
(e)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Balance Sheet (Unaudited)

In millions, except par value	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011
Assets
Cash and due from banks (a)	$4,284	$4,136	$4,162	$4,105	$3,982
Federal funds sold and resale agreements (b)	1,724	1,646	1,371	2,205	1,806
Trading securities	2,664	2,121	2,639	2,513	2,960
Interest-earning deposits with banks (a)	2,321	3,995	2,084	1,169	2,773
Loans held for sale (b)	2,737	3,333	2,456	2,936	2,491
Investment securities (a)	62,814	61,937	64,554	60,634	62,105
Loans (a) (b)	181,864	180,425	176,214	159,014	154,543
Allowance for loan and lease losses (a)	(4,039)	(4,156)	(4,196)	(4,347)	(4,507)

Net loans	177,825	176,269	172,018	154,667	150,036
Goodwill	9,163	9,158	9,169	8,285	8,207
Other intangible assets	1,778	1,804	2,019	1,859	1,949
Equity investments (a) (c)	10,846	10,617	10,352	10,134	9,915
Other (a) (b)	24,647	24,559	25,059	22,698	23,246

Total assets	$300,803	$299,575	$295,883	$271,205	$269,470

Liabilities
Deposits
Noninterest-bearing	$64,484	$64,476	$62,463	$59,048	$55,180
Interest-bearing	141,779	142,447	143,664	128,918	132,552

Total deposits	206,263	206,923	206,127	187,966	187,732
Borrowed funds
Federal funds purchased and repurchase agreements	3,877	4,166	4,832	2,984	3,105
Federal Home Loan Bank borrowings	9,942	10,440	8,957	6,967	5,015
Bank notes and senior debt	9,960	10,185	12,065	11,793	11,990
Subordinated debt	6,754	7,593	8,221	8,321	9,564
Commercial paper (a)	10,731	9,469	6,870	4,271	3,325
Other (a)	1,840	1,836	1,594	2,368	2,103

Total borrowed funds	43,104	43,689	42,539	36,704	35,102
Allowance for unfunded loan commitments and letters of credit	239	224	243	240	217
Accrued expenses (a)	4,015	3,428	3,607	4,175	3,587
Other (a)	5,380	5,097	5,131	4,874	5,590

Total liabilities	259,001	259,361	257,647	233,959	232,228

Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 538, 537, 537, 537, and 536 shares	2,689	2,687	2,685	2,683	2,682
Capital surplus - preferred stock	3,559	3,120	1,638	1,637	1,636
Capital surplus - common stock and other	12,149	12,098	12,074	12,072	12,054
Retained earnings	19,813	19,149	18,834	18,253	17,985
Accumulated other comprehensive income (loss)	991	402	281	(105)	397
Common stock held in treasury at cost: 9, 8, 9, 10, and 10 shares	(518)	(451)	(467)	(487)	(535)

Total shareholders’ equity	38,683	37,005	35,045	34,053	34,219
Noncontrolling interests	3,119	3,209	3,191	3,193	3,023

Total equity	41,802	40,214	38,236	37,246	37,242

Total liabilities and equity	$300,803	$299,575	$295,883	$271,205	$269,470

Capital Ratios
Tier 1 common (e)	9.5%	9.3%	9.3%	10.3%	10.5%
Tier 1 risk-based (e)	11.7	11.4	11.4	12.6	13.1
Total risk-based (e)	14.5	14.2	14.4	15.8	16.5
Leverage (e)	10.4	10.1	10.5	11.1	11.4
Common shareholders’ equity to assets	11.7	11.3	11.3	12.0	12.1

(a)	Amounts include consolidated variable interest entities. Our first and second quarter 2012 Form 10-Qs included, and third quarter 2012 Form 10-Q will include, additional information regarding these items.
(b)	Amounts include assets for which PNC has elected the fair value option. Our first and second quarter 2012 Form 10-Qs included, and third quarter 2012 Form 10-Q will include, additional information regarding these items.
(c)	Amounts include our equity interest in BlackRock.
(d)	Par value less than $.5 million at each date.
(e)	The ratio as of September 30, 2012 is estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Nine months ended
In millions	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011	September 30 2012	September 30 2011
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$26,546	$26,968	$27,031	$25,691	$22,822	$26,847	$25,960
Non-agency	6,490	6,716	6,577	6,859	7,135	6,594	7,600
Commercial mortgage-backed	3,720	3,561	3,774	3,640	3,623	3,685	3,401
Asset-backed	5,525	5,401	4,329	3,832	3,817	5,087	3,257
US Treasury and government agencies	2,516	2,549	3,123	3,376	3,699	2,729	4,622
State and municipal	1,972	1,902	1,770	1,767	1,929	1,882	2,081
Other debt	3,045	3,178	2,996	2,731	3,113	3,073	3,558
Corporate stocks and other	390	317	347	446	449	351	422

Total securities available for sale	50,204	50,592	49,947	48,342	46,587	50,248	50,901
Securities held to maturity
Residential mortgage-backed	4,480	4,259	4,576	4,658	3,840	4,438	1,671
Commercial mortgage-backed	4,180	4,376	4,635	4,794	4,520	4,396	4,326
Asset-backed	825	874	1,170	1,353	1,863	956	2,198
US Treasury and government agencies	227	225	223	221	124	225	42
State and municipal	671	671	671	670	389	671	136
Other	357	359	361	363	365	359	173

Total securities held to maturity	10,740	10,764	11,636	12,059	11,101	11,045	8,546

Total investment securities	60,944	61,356	61,583	60,401	57,688	61,293	59,447
Loans
Commercial	79,250	77,131	69,286	63,483	59,951	75,237	58,074
Commercial real estate	18,514	18,440	16,818	16,413	16,347	17,927	16,886
Equipment lease financing	6,774	6,586	6,377	6,233	6,150	6,580	6,215
Consumer	60,570	59,832	57,148	55,556	54,632	59,188	54,370
Residential real estate	15,575	15,932	14,927	14,474	14,717	15,478	15,075

Total loans	180,683	177,921	164,556	156,159	151,797	174,410	150,620
Loans held for sale	2,956	3,016	2,910	2,673	2,497	2,961	2,801
Federal funds sold and resale agreements	1,601	1,666	1,821	2,035	2,030	1,696	2,385
Other	6,422	6,173	6,864	7,138	10,060	6,485	7,717

Total interest-earning assets	252,606	250,132	237,734	228,406	224,072	246,845	222,970
Noninterest-earning assets:
Allowance for loan and lease losses	(4,152)	(4,176)	(4,314)	(4,472)	(4,592)	(4,214)	(4,717)
Cash and due from banks	3,907	3,694	3,777	3,883	3,544	3,793	3,457
Other	47,781	46,501	44,345	42,905	43,827	46,215	41,809

Total assets	$300,142	$296,151	$281,542	$270,722	$266,851	$292,639	$263,519

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended					Nine months ended
In millions	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011	September 30 2012	September 30 2011
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$67,628	$66,902	$61,162	$58,897	$59,009	$65,240	$58,721
Demand	34,733	34,388	31,599	29,338	27,654	33,577	26,965
Savings	10,066	10,008	9,183	8,545	8,305	9,754	8,063
Retail certificates of deposit	25,695	27,373	29,011	30,888	33,607	27,353	35,061
Time deposits in foreign offices and other time	3,230	3,577	3,238	2,869	2,191	3,348	2,796

Total interest-bearing deposits	141,352	142,248	134,193	130,537	130,766	139,272	131,606
Borrowed funds
Federal funds purchased and repurchase agreements	4,659	4,937	4,551	3,714	3,685	4,716	4,723
Federal Home Loan Bank borrowings	10,626	10,238	8,967	6,090	5,015	9,946	5,041
Bank notes and senior debt	9,657	10,618	11,138	11,463	10,480	10,468	11,115
Subordinated debt	6,408	7,293	7,719	8,463	8,982	7,137	9,104
Commercial paper	10,518	8,229	5,684	3,527	3,428	8,152	3,135
Other	1,868	1,809	2,153	2,408	2,308	1,943	2,630

Total borrowed funds	43,736	43,124	40,212	35,665	33,898	42,362	35,748

Total interest-bearing liabilities	185,088	185,372	174,405	166,202	164,664	181,634	167,354
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	62,483	60,478	57,900	55,946	53,300	60,295	50,279
Allowance for unfunded loan commitments and letters of credit	225	243	240	217	202	236	198
Accrued expenses and other liabilities	11,590	10,375	11,186	11,132	12,478	11,052	11,007
Equity	40,756	39,683	37,811	37,225	36,207	39,422	34,681

Total liabilities and equity	$300,142	$296,151	$281,542	$270,722	$266,851	$292,639	$263,519

(a) Calculated using average daily balances. Supplemental Average Balance Sheet Information (Unaudited) Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$141,352	$142,248	$134,193	$130,537	$130,766	$139,272	$131,606
Noninterest-bearing deposits	62,483	60,478	57,900	55,946	53,300	60,295	50,279

Total deposits	$203,835	$202,726	$192,093	$186,483	$184,066	$199,567	$181,885
Transaction deposits	$164,844	$161,768	$150,661	$144,181	$139,963	$159,112	$135,965
Common shareholders’ equity	$34,323	$33,648	$32,981	$32,552	$32,124	$33,654	$31,147

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Nine months ended
	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011	September 30 2012	September 30 2011
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	3.03%	3.17%	3.14%	3.11%	3.34%	3.11%	3.57%
Non-agency	5.08	5.63	5.38	5.44	5.13	5.37	5.28
Commercial mortgage-backed	4.29	4.41	4.42	4.43	4.41	4.37	4.62
Asset-backed	2.09	1.91	2.24	2.39	2.38	2.07	2.49
US Treasury and government agencies	2.08	2.33	1.80	2.61	3.01	2.05	2.63
State and municipal	4.62	4.63	5.13	4.58	4.27	4.78	4.53
Other debt	2.85	2.56	2.55	2.75	2.42	2.65	2.54
Corporate stocks and other	.12	.11	.03	.04	.04	.09	.05
Total securities available for sale	3.27	3.40	3.38	3.46	3.54	3.35	3.68
Securities held to maturity
Residential mortgage-backed	3.50	3.70	3.58	3.39	3.45	3.59	3.47
Commercial mortgage-backed	4.46	4.56	4.62	4.57	4.95	4.55	5.09
Asset-backed	2.61	1.83	1.68	1.98	1.87	1.99	2.23
US Treasury and government agencies	3.81	3.79	3.79	3.81	4.29	3.79	4.25
State and municipal	4.18	4.20	4.18	4.19	4.48	4.19	4.46
Other	2.82	2.89	2.83	2.88	2.83	2.84	2.85
Total securities held to maturity	3.83	3.90	3.82	3.74	3.82	3.85	3.98
Total investment securities	3.37	3.49	3.47	3.51	3.59	3.44	3.72

Loans
Commercial	4.30	4.75	4.51	4.66	4.86	4.52	4.92
Commercial real estate	5.26	5.78	5.19	5.33	5.25	5.42	5.12
Equipment lease financing	4.45	4.96	4.74	4.84	5.11	4.71	5.01
Consumer	4.63	4.67	4.78	4.81	4.82	4.69	4.92
Residential real estate	5.18	5.44	5.59	5.35	5.90	5.40	6.09
Total loans	4.59	4.90	4.78	4.85	5.00	4.76	5.06

Loans held for sale	4.34	6.00	6.89	5.96	7.31	5.73	7.31
Federal funds sold and resale agreements	1.22	1.45	1.58	1.48	1.55	1.43	1.36
Other	3.27	3.62	3.71	3.45	2.43	3.53	2.63
Total yield on interest-earning assets	4.24	4.51	4.41	4.44	4.52	4.39	4.61

Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.21	.21	.23	.25	.31	.21	.33
Demand	.04	.04	.04	.05	.08	.04	.10
Savings	.09	.10	.10	.16	.19	.10	.19
Retail certificates of deposit	.90	.57	.80	1.16	1.26	.76	1.29
Time deposits in foreign offices and other time	.38	.49	.49	.53	.72	.45	.65
Total interest-bearing deposits	.29	.24	.31	.42	.51	.28	.54

Borrowed funds
Federal funds purchased and repurchase agreements	.19	.21	.22	.15	.15	.21	.16
Federal Home Loan Bank borrowings	.69	.74	.80	.93	.99	.74	1.01
Bank notes and senior debt	2.16	2.30	2.48	2.11	2.01	2.32	2.25
Subordinated debt	4.71	4.77	5.09	4.91	4.76	4.87	5.16
Commercial paper	.28	.26	.26	.28	.23	.27	.27
Other	2.43	2.25	2.05	1.87	1.95	2.23	1.89
Total borrowed funds	1.53	1.72	2.01	2.17	2.20	1.74	2.34
Total rate on interest-bearing liabilities	.58	.58	.70	.80	.86	.62	.92

Interest rate spread	3.66	3.93	3.71	3.64	3.66	3.77	3.69
Impact of noninterest-bearing sources	.16	.15	.19	.22	.23	.16	.23

Net interest margin	3.82%	4.08%	3.90%	3.86%	3.89%	3.93%	3.92%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011, and September 30, 2011, were $36 million, $35 million, $31 million, $28 million, and $27 million, respectively. The taxable-equivalent adjustments to net interest income for the nine months ended September 30, 2012 and September 30, 2011 were $102 million and $76 million, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Per Share Related Information (Unaudited)

	Three months ended					Nine months ended
In millions, except per share data	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011	September 30 2012	September 30 2011

Basic
Net income	$925	$546	$811	$493	$834	$2,282	$2,578
Less:
Net income (loss) attributable to noncontrolling interests	(14)	(5)	6	17	4	(13)	(2)
Preferred stock dividends and discount accretion and redemptions	63	25	39	25	4	127	33
Dividends and undistributed earnings allocated to nonvested restricted shares	5	1	4	2	4	10	10

Net income attributable to basic common shares	$871	$525	$762	$449	$822	$2,158	$2,537
Basic weighted-average common shares outstanding	526	527	526	524	524	526	524
Basic earnings per common share	$1.66	$1.00	$1.45	$.86	$1.57	$4.10	$4.84

Diluted
Net income attributable to basic common shares	$871	$525	$762	$449	$822	$2,158	$2,537
Less: BlackRock common stock equivalents	3	4	3	3	6	10	16

Net income attributable to diluted common shares	$868	$521	$759	$446	$816	$2,148	$2,521
Basic weighted-average common shares outstanding	526	527	526	524	524	526	524
Dilutive potential common shares	3	3	3	2	2	3	2

Diluted weighted-average common shares outstanding	529	530	529	526	526	529	526
Diluted earnings per common share	$1.64	$.98	$1.44	$.85	$1.55	$4.06	$4.79

Selected Consolidated Income Statement Information (Unaudited)

	Three months ended					Nine months ended
In millions, except per share data	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011	September 30 2012	September 30 2011

Noninterest Income
Gain on sale of Visa Class B common shares (Pre-tax)	$137					$137
Impact on diluted earnings per share (a)	.17					.17
Provision for residential mortgage repurchase obligations (Pre-tax)	$37	$438	$32	$36	$31	$507	$66
Impact on diluted earnings per share (a)	.05	.54	.04	.04	.04	.62	.08

Noninterest Expense
Noncash charges for unamortized discounts related to redemption of trust preferred securities (Pre-tax)	$95	$130		$198		$225
Impact on diluted earnings per share (a)	.12	.16		.24		.28
Expenses for residential mortgage foreclosure-related matters (Pre-tax)	$53	$43	$38	$240	$63	$134	$84
Impact on diluted earnings per share (a)	.06	.05	.05	.30	.08	.16	.10
Integration costs (Pre-tax)	$35	$52	$145	$28	$8	$232	$14
Impact on diluted earnings per share (a)	.04	.06	.18	.04	.01	.29	.02

Income Taxes
Benefit related to reversal of deferred tax liabilities (b)							$54
Impact on diluted earnings per share (a)							.07

(a)	In calculating impact on diluted earnings per share in the table above, after-tax amounts for the income statement items were calculated using a marginal federal income tax rate of 35% and include applicable income tax adjustments.
(b)	Represents tax benefit recognized within Income taxes on our Consolidated Income Statement.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Details of Loans (Unaudited)

	September 30	June 30	March 31	December 31	September 30
In millions	2012	2012	2012	2011	2011
Commercial
Retail/wholesale trade	$13,381	$13,434	$12,983	$11,539	$11,287
Manufacturing	13,498	13,442	12,684	11,453	10,980
Service providers	11,822	11,875	11,215	9,717	9,326
Real estate related (a)	10,208	10,051	10,091	8,488	8,073
Financial services	9,136	9,397	8,273	6,646	5,676
Health care	6,652	6,240	5,695	5,068	4,668
Other industries	14,971	14,462	14,574	12,783	12,240

Total commercial	79,668	78,901	75,515	65,694	62,250

Commercial real estate
Real estate projects	12,801	12,837	12,589	10,640	10,936
Commercial mortgage	5,808	5,643	5,945	5,564	5,477

Total commercial real estate	18,609	18,480	18,534	16,204	16,413

Equipment lease financing	6,923	6,764	6,594	6,416	6,186

Total commercial lending	105,200	104,145	100,643	88,314	84,849

Consumer
Home equity
Lines of credit	24,007	24,360	24,668	22,491	22,677
Installment	11,871	11,478	11,076	10,598	10,486
Credit card	4,135	4,123	4,089	3,976	3,785
Other consumer
Education	8,415	8,807	9,246	9,582	9,154
Automobile	8,328	7,166	5,794	5,181	4,447
Other	4,525	4,523	4,486	4,403	4,490

Total consumer	61,281	60,457	59,359	56,231	55,039

Residential real estate
Residential mortgage	14,505	14,927	15,287	13,885	14,022
Residential construction	878	896	925	584	633

Total residential real estate	15,383	15,823	16,212	14,469	14,655

Total consumer lending	76,664	76,280	75,571	70,700	69,694

Total loans (b)	$181,864	$180,425	$176,214	$159,014	$154,543

(a) Includes loans to customers in the real estate and construction industries.
(b) Includes purchased impaired loans:	$7,749	$8,083	$8,421	$6,667	$6,927

Details of Loans Held for Sale (Unaudited)

	September 30	June 30	March 31	December 31	September 30
In millions	2012	2012	2012	2011	2011
Commercial mortgage	$1,183	$1,021	$1,014	$1,294	$1,081
Residential mortgage	1,477	1,939	1,387	1,522	1,353
Other	77	373	55	120	57

Total	$2,737	$3,333	$2,456	$2,936	$2,491

Net Unfunded Commitments (Unaudited)

	September 30	June 30	March 31	December 31	September 30
In millions	2012	2012	2012	2011	2011
Net unfunded commitments	$118,285	$113,636	$112,454	$103,271	$103,236

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011
Beginning balance	$4,156	$4,196	$4,347	$4,507	$4,627
Charge-offs:
Commercial	(114)	(123)	(111)	(143)	(193)
Commercial real estate	(83)	(75)	(84)	(90)	(92)
Equipment lease financing	(2)	(5)	(5)	(7)	(3)
Home equity (a)	(167)	(121)	(131)	(109)	(123)
Residential real estate (a)	(25)	(37)	(30)	(32)	(20)
Credit card (a)	(47)	(55)	(55)	(50)	(51)
Other consumer (a)	(43)	(46)	(51)	(51)	(42)

Total charge-offs (b)	(481)	(462)	(467)	(482)	(524)
Recoveries:
Commercial	76	75	72	76	78
Commercial real estate	34	29	23	40	25
Equipment lease financing	7	6	9	13	13
Home equity	16	17	13	11	16
Residential real estate	(1)	1	(1)	1	8
Credit card	6	6	5	5	6
Other consumer	12	13	13	9	13

Total recoveries	150	147	134	155	159
Net (charge-offs) recoveries:
Commercial	(38)	(48)	(39)	(67)	(115)
Commercial real estate	(49)	(46)	(61)	(50)	(67)
Equipment lease financing	5	1	4	6	10
Home equity	(151)	(104)	(118)	(98)	(107)
Residential real estate	(26)	(36)	(31)	(31)	(12)
Credit card	(41)	(49)	(50)	(45)	(45)
Other consumer	(31)	(33)	(38)	(42)	(29)

Total net charge-offs	(331)	(315)	(333)	(327)	(365)
Provision for credit losses	228	256	185	190	261
Other	1				(1)
Net change in allowance for unfunded loan commitments and letters of credit	(15)	19	(3)	(23)	(15)

Ending balance	$4,039	$4,156	$4,196	$4,347	$4,507

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.73%	.71%	.81%	.83%	.95%
Allowance for loan and lease losses to total loans	2.22	2.30	2.38	2.73	2.92
Commercial lending net charge-offs	$(82)	$(93)	$(96)	$(111)	$(172)
Consumer lending net charge-offs	(249)	(222)	(237)	(216)	(193)

Total net charge-offs	$(331)	$(315)	$(333)	$(327)	$(365)
Net charge-offs to average loans
Commercial lending	.31%	.37%	.42%	.51%	.83%
Consumer lending	1.30	1.18	1.32	1.22	1.10

(a)	Pursuant to regulatory guidance, additional consumer charge-offs of $82.9 million have been taken as of September 30, 2012 related to changes in treatment of certain loans where borrowers have been discharged from personal liability under bankruptcy protection as TDRs and measurement of those loans at fair value of the collateral less costs to sell.
(b)	Pursuant to regulatory guidance, the Company will adopt a policy in the first quarter of 2013, subsequent to operationalizing related procedures, to charge-off a portion of certain second-lien consumer loans (residential mortgage and home equity lines of credit) where the first lien is delinquent. If this policy had been in effect as of September 30, 2012, there would have been approximately $81 million of additional cumulative charge-offs as of that date. The risk of loss associated with these loans has been considered in the determination of our Allowance for Loan and Lease Losses (ALLL) at September 30, 2012.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011
Beginning balance	$224	$243	$240	$217	$202
Net change in allowance for unfunded loan commitments and letters of credit	15	(19)	3	23	15

Ending balance	$239	$224	$243	$240	$217

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Purchase Accounting Accretion and Valuation of Purchased Impaired Loans (Unaudited)

Total and Core Net Interest Income

	Three months ended					Nine months ended
In millions	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011	September 30 2012	September 30 2011
Core net interest income (a)	$2,154	$2,183	$2,028	$1,943	$1,884	$6,365	$5,639
Purchase accounting accretion (a)	245	343	263	256	291	851	862

Total net interest income	$2,399	$2,526	$2,291	$2,199	$2,175	$7,216	$6,501

(a)	We believe that core net interest income and purchase accounting accretion are useful in evaluating the components of net interest income.

Accretion - Purchased Impaired Loans

	Three months ended
In millions	September 30 2012 (a)	June 30 2012 (a)	September 30 2011 (b)
Impaired loans
Scheduled accretion	$175	$178	$166
Reversal of contractual interest on impaired loans	(103)	(111)	(99)

Scheduled accretion net of contractual interest	72	67	67
Excess cash recoveries	21	51	72

Total impaired loans	$93	$118	$139

(a)	Represents National City and RBC Bank (USA) acquisitions.
(b)	Represents National City acquisition.

Accretable Net Interest - Purchased Impaired Loans

In millions		In billions
July 1, 2012	$2,403	January 1, 2012	$2,109
		Addition due to RBC Bank (USA) acquisition on March 2, 2012	587
Accretion	(175)	Accretion	(511)
Excess cash recoveries	(21)	Excess cash recoveries	(112)
Net reclassifications to accretable from non-accretable and other activity	57	Net reclassifications to accretable from non-accretable and other activity	191

September 30, 2012 (a)	$2,264	September 30, 2012	$2,264

(a)	As of September 30, 2012, we estimate that the reversal of contractual interest on purchased impaired loans will total approximately $1.3 billion in future periods. This will offset the total net accretable interest in future interest income of $2.3 billion on purchased impaired loans.

Valuation of Purchased Impaired Loans

	September 30, 2012 (a)		June 30, 2012 (a)		December 31, 2011 (b)
Dollars in millions	Balance	Net Investment	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$1,937		$2,153		$988
Purchased impaired mark	(535)		(621)		(136)

Recorded investment	1,402		1,532		852
Allowance for loan losses	(229)		(227)		(229)

Net investment	1,173	61%	1,305	61%	623	63%

Consumer and residential mortgage loans:
Unpaid principal balance	6,976		7,330		6,533
Purchased impaired mark	(629)		(779)		(718)

Recorded investment	6,347		6,551		5,815
Allowance for loan losses	(839)		(808)		(769)

Net investment	5,508	79%	5,743	78%	5,046	77%

Total purchased impaired loans:
Unpaid principal balance	8,913		9,483		7,521
Purchased impaired mark	(1,164)		(1,400)		(854)

Recorded investment	7,749		8,083		6,667
Allowance for loan losses	(1,068)		(1,035)		(998)

Net investment	$6,681	75%	$7,048	74%	$5,669	75%

(a)	Represents National City and RBC Bank (USA) acquisitions.
(b)	Represents National City acquisition.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011
Nonperforming loans, including TDRs (a)
Commercial lending
Commercial
Retail/wholesale trade	$88	$110	$108	$109	$117
Manufacturing	104	141	107	117	149
Service providers	144	145	149	147	198
Real estate related (b)	236	214	232	252	256
Financial services	13	15	20	36	31
Health care	26	22	23	29	39
Other industries	138	144	200	209	204

Total commercial	749	791	839	899	994

Commercial real estate
Real estate projects	802	924	977	1,051	1,115
Commercial mortgage	198	218	274	294	310

Total commercial real estate	1,000	1,142	1,251	1,345	1,425

Equipment lease financing	15	19	21	22	30

Total commercial lending	1,764	1,952	2,111	2,266	2,449

Consumer lending (c)
Home equity (d)	818	722	685	529	484
Residential real estate
Residential mortgage (e)	766	707	684	685	676
Residential construction	24	32	44	41	46
Credit card (f)	5	6	12	8	7
Other consumer	37	39	45	31	30

Total consumer lending (g)	1,650	1,506	1,470	1,294	1,243

Total nonperforming loans (h)	3,414	3,458	3,581	3,560	3,692

OREO and foreclosed assets
Other real estate owned (OREO) (i)	578	670	749	561	553
Foreclosed and other assets	29	48	31	35	53

Total OREO and foreclosed assets	607	718	780	596	606

Total nonperforming assets	$4,021	$4,176	$4,361	$4,156	$4,298

Nonperforming loans to total loans	1.88%	1.92%	2.03%	2.24%	2.39%
Nonperforming assets to total loans, OREO and foreclosed assets	2.20	2.31	2.46	2.60	2.77
Nonperforming assets to total assets	1.34	1.39	1.47	1.53	1.59
Allowance for loan and lease losses to nonperforming loans (h) (j)	118	120	117	122	122

(a)	See analysis of troubled debt restructurings (TDRs) on page 11.
(b)	Includes loans related to customers in the real estate and construction industries.
(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(d)	In the first quarter of 2012, we adopted a policy stating that Home equity loans past due 90 days or more would be placed on nonaccrual status. Prior policy required that these loans be past due 180 days before being placed on nonaccrual status.
(e)	Nonperforming residential mortgage excludes loans of $61 million, $55 million, $55 million, $61 million, and $68 million accounted for under the fair value option as of September 30, 2012, June 30, 2012, March 31, 2011, December 31, 2011 and September 30, 2011, respectively.
(f)	Effective in the second quarter of 2011, the commercial nonaccrual policy was applied to certain small business credit card balances. This change resulted in loans being placed on nonaccrual status when they become 90 days or more past due. We continue to charge off these loans at 180 days past due.
(g)	Pursuant to regulatory guidance, in the third quarter of 2012, nonperforming consumer loans, primarily home equity and residential mortgage, increased $112 million for additional TDRs, net of charge-offs, resulting from bankruptcy where a concession has been granted to a borrower based upon discharge from personal liability. 90% of these loans are current on their payments. Charge-offs have been taken where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $82.9 million.
(h)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.
(i)	OREO excludes $363 million, $262 million, $252 million, $280 million, and $256 million at September 30, 2012, June 30, 2012, March 31, 2011, December 31, 2011 and September 30, 2011, respectively, related to residential real estate that was acquired by us upon foreclosure of serviced loans because they are insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA).
(j)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Change in Nonperforming Assets

	July 1, 2012 -	April 1, 2012 -	January 1, 2012 -	October 1, 2011 -	July 1, 2011 -
In millions	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Beginning balance	$4,176	$4,361	$4,156	$4,298	$4,481
New nonperforming assets	861	797	1,186	854	925
Charge-offs and valuation adjustments	(392)	(293)	(236)	(221)	(286)
Principal activity, including paydowns and payoffs	(438)	(428)	(414)	(506)	(471)
Asset sales and transfers to loans held for sale	(162)	(168)	(146)	(152)	(155)
Returned to performing status	(24)	(93)	(185)	(117)	(196)

Ending balance	$4,021	$4,176	$4,361	$4,156	$4,298

Largest Individual Nonperforming Assets at September 30, 2012 (a)

In millions
Ranking	Outstandings	Industry
1	$38	Real Estate, Rental and Leasing
2	38	Real Estate, Rental and Leasing
3	35	Real Estate, Rental and Leasing
4	19	Construction
5	18	Real Estate, Rental and Leasing
6	17	Real Estate, Rental and Leasing
7	16	Real Estate, Rental and Leasing
8	16	Construction
9	16	Real Estate, Rental and Leasing
10	14	Utilities

Total	$227

As a percent of total nonperforming assets 6%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Summary of Troubled Debt Restructurings

	September 30	June 30	March 31	December 31	September 30
In millions	2012	2012	2012	2011	2011
Total commercial lending	$556	$483	$412	$405	$396
Total consumer lending (a)	2,019	1,836	1,821	1,798	1,751

Total TDRs	$2,575	$2,319	$2,233	$2,203	$2,147

Nonperforming	$1,383	$1,189	$1,095	$1,141	$1,062
Accruing (b)	950	878	865	771	780
Credit card (c)	242	252	273	291	305

Total TDRs	$2,575	$2,319	$2,233	$2,203	$2,147

Loans whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and include rate reductions, principal forgiveness, postponement/reduction of scheduled amortization, and extensions, which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Certain consumer government insured or guaranteed loans which were evaluated for TDR consideration, loans held for sale, loans accounted for under the fair value option, and pooled purchased impaired loans are not classified as TDRs.

(a)	Pursuant to regulatory guidance, additional troubled debt restructurings of $154.8 million, net of charge-offs, resulting from bankruptcy where a concession has been granted to a borrower based upon discharge from personal liability were added to the consumer lending population in the third quarter of 2012. Charge-offs have been taken where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $82.9 million.
(b)	Accruing loans have demonstrated a period of at least six months of performance under the restructured terms and are excluded from nonperforming loans.
(c)	Includes credit cards and certain small business and consumer credit agreements whose terms have been restructured and are TDRs. However, since our policy is to exempt these loans from being placed on nonaccrual status as permitted by regulatory guidance as generally these loans are directly charged off in the period that they become 180 days past due, these loans are excluded from nonperforming loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30
Dollars in millions	2012	2012	2012	2011	2011	2012	2012	2012	2011	2011
Commercial	$141	$130	$195	$122	$163	.18%	.16%	.26%	.19%	.26%
Commercial real estate	91	123	144	96	84	.49	.67	.78	.59	.51
Equipment lease financing	8	5	25	22	9	.12	.07	.38	.34	.15
Home equity (b)	130	124	127	173	177	.36	.35	.36	.52	.53
Residential real estate
Non government insured (c)	147	148	198	180	198	.96	.94	1.22	1.24	1.35
Government insured	127	123	122	122	121	.80	.78	.75	.84	.83
Credit card	31	33	34	38	39	.75	.80	.83	.96	1.03
Other consumer
Non government insured	54	43	50	58	55	.25	.21	.26	.30	.30
Government insured	154	164	171	207	161	.72	.80	.88	1.08	.89

Total	$883	$893	$1,066	$1,018	$1,007	.49	.49	.60	.64	.65

Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30
Dollars in millions	2012	2012	2012	2011	2011	2012	2012	2012	2011	2011
Commercial	$92	$65	$53	$47	$54	.12%	.08%	.07%	.07%	.09%
Commercial real estate	66	105	44	35	25	.35	.57	.24	.22	.15
Equipment lease financing	5	2	2	5	4	.07	.03	.03	.08	.06
Home equity (b)	69	68	79	114	101	.19	.19	.22	.34	.30
Residential real estate
Non government insured (c)	52	52	56	72	81	.34	.33	.35	.50	.55
Government insured	94	91	100	104	110	.59	.58	.62	.72	.75
Credit card	20	22	24	25	26	.48	.53	.59	.63	.69
Other consumer
Non government insured	23	16	20	21	22	.11	.08	.10	.11	.12
Government insured	121	113	98	124	121	.57	.55	.50	.65	.67

Total	$542	$534	$476	$547	$544	.30	.30	.27	.34	.35

Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30
Dollars in millions	2012	2012	2012	2011	2011	2012	2012	2012	2011	2011
Commercial	$41	$34	$28	$49	$34	.05%	.04%	.04%	.07%	.05%
Commercial real estate	36	16	5	6	13	.19	.09	.03	.04	.08
Equipment lease financing	1	1	5		2	.01	.01	.08		.03
Home equity (b)(d)				221	206				.67	.62
Residential real estate
Non government insured (c)	97	104	116	152	137	.63	.66	.72	1.05	.93
Government insured	1,896	1,925	2,012	2,129	1,998	11.98	12.17	12.41	14.71	13.63
Credit card	32	38	47	48	45	.77	.92	1.15	1.21	1.19
Other consumer
Non government insured	18	17	21	23	23	.08	.08	.11	.12	.13
Government insured	335	348	351	345	310	1.58	1.70	1.80	1.80	1.71

Total	$2,456	$2,483	$2,585	$2,973	$2,768	1.35	1.38	1.47	1.87	1.79

(a)	Excludes loans held for sale and purchased impaired loans.
(b)	The Home equity amounts as of March 31, 2012 were reduced by $47 million and $24 million for the Accruing Loans Past Due 30 to 59 Days and 60 to 89 Days respectively, to correct for immaterial amounts. Prior periods have not been adjusted.
(c)	The Residential real estate amounts as of March 31, 2012 were reduced by $24 million, $17 million and $24 million for the Accruing Loans Past Due 30 to 59 Days, 60 to 89 Days and 90 Days or More respectively, to correct for immaterial amounts. Prior periods have not been adjusted.
(d)	In the first quarter of 2012, we adopted a policy stating that Home equity loans past due 90 days or more would be placed on nonaccrual status. Prior policy required that these loans be past due 180 days before being placed on nonaccrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers and online banking channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Alabama, Delaware, Georgia, Virginia, Missouri, Wisconsin, and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, our multi-seller conduit, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include financial and retirement planning, customized investment management, private banking, tailored credit solutions and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody, and retirement administration services. The institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments primarily located in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint, and also originates loans through majority owned affiliates. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and sold, servicing retained, to secondary mortgage conduits Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (GNMA) program. The mortgage servicing operation performs all functions related to servicing mortgage loans - primarily those in first lien position - for various investors and for loans owned by PNC. Certain loans originated through majority owned affiliates are sold to others.

Non-Strategic Assets Portfolio (formerly, Distressed Assets Portfolio) includes a consumer portfolio of mainly residential mortgage and brokered home equity loans and a small commercial loan and lease portfolio. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. BlackRock provides diversified investment management services to institutional clients, intermediary and individual investors through various investment vehicles. Investment management services primarily consist of the management of equity, fixed income, multi-asset class, alternative investment and cash management products. BlackRock offers its investment products in a variety of vehicles, including open-end and closed-end mutual funds, iShares® exchange-traded funds (“ETFs”), collective investment trusts and separate accounts. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services to a broad base of clients. Financial markets advisory services include valuation services relating to illiquid securities, dispositions and workout assignments (including long-term portfolio liquidation assignments), risk management and strategic planning and execution. At September 30, 2012, our economic interest in BlackRock was 22%.

Period End Employees

	September 30	June 30	March 31	December 31	September 30
	2012	2012	2012	2011	2011
Full-time employees
Retail Banking	23,403	23,388	23,583	21,056	21,058
Other full-time employees (a)	27,512	27,060	26,863	24,884	24,618

Total full-time employees	50,915	50,448	50,446	45,940	45,676

Part-time employees
Retail Banking	4,740	4,970	5,265	5,083	5,103
Other part-time employees (a)	879	1,215	894	868	913

Total part-time employees	5,619	6,185	6,159	5,951	6,016

Total (b)	56,534	56,633	56,605	51,891	51,692

(a)	Includes period end employees for all businesses other than Retail Banking and includes operations, technology and staff services employees other than staff directly employed by Retail Banking.
(b)	The increase in the total number of employees at March 31, 2012 is primarily driven by the acquisition of RBC Bank (USA) during the first quarter of 2012.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Nine months ended
In millions	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011	September 30 2012	September 30 2011
Income (Loss)
Retail Banking (c)	$192	$136	$147	$62	$121	$475	$309
Corporate & Institutional Banking	607	577	495	597	437	1,679	1,343
Asset Management Group	37	38	36	25	40	111	143
Residential Mortgage Banking (d)	36	(213)	61	(61)	23	(116)	150
Non-Strategic Assets Portfolio	40	67	71	(2)	93	178	202
Other, including BlackRock (b) (e) (f)	13	(59)	1	(128)	120	(45)	431

Net income (g)	$925	$546	$811	$493	$834	$2,282	$2,578

Revenue
Retail Banking (c)	$1,664	$1,551	$1,436	$1,383	$1,423	$4,651	$4,196
Corporate & Institutional Banking	1,416	1,439	1,266	1,306	1,149	4,121	3,469
Asset Management Group	243	240	243	234	228	726	695
Residential Mortgage Banking (d)	284	(109)	293	220	254	468	732
Non-Strategic Assets Portfolio	204	223	198	207	238	625	753
Other, including BlackRock (b) (e)	277	279	296	199	252	852	932

Total revenue	$4,088	$3,623	$3,732	$3,549	$3,544	$11,443	$10,777

(a)	Our business information is presented based on our internal management reporting practices. We periodically refine our internal methodologies as management reporting practices are enhanced. During the second quarter of 2012, enhancements were made to the funds transfer pricing methodology. Retrospective application of our new funds transfer pricing methodology has been made to the prior period reportable business segment results and disclosures to create comparability to the current period presentation, which we believe is more meaningful to readers of our financial statements. During the third quarter of 2012, enhancements were made to certain assumptions used to estimate our total ALLL and provision. The estimated impact, as of the beginning of the third quarter 2012 was approximately an increase of $41 million and a decrease of $55 million to the provision for credit losses of Retail Banking and Corporate & Institutional Banking, respectively.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our third quarter 2012 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes gain on the sale of a portion of Visa Class B common shares. For more information, refer to Selected Consolidated Income Statement Information on page 6.
(d)	Includes provisions for residential mortgage repurchase obligations. For more information, refer to Selected Consolidated Income Statement Information on page 6.
(e)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, alternative investments, including private equity, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments, and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.
(f)	Includes amounts for integration costs and noncash charges for unamortized discounts related to redemption of trust preferred securities. For more information, refer to Selected Consolidated Income Statement Information on page 6.
(g)	Includes expenses for residential mortgage foreclosure-related matters. These expenses have been allocated among the following: Residential Mortgage Banking, Non-Strategic Assets Portfolio, and Other. For more information, refer to Selected Consolidated Income Statement Information on page 6.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Retail Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011	September 30 2012	September 30 2011
INCOME STATEMENT
Net interest income	$1,076	$1,114	$1,045	$972	$956	$3,235	$2,834
Noninterest income
Service charges on deposits	146	137	121	135	133	404	375
Brokerage	47	49	45	48	48	141	153
Consumer services	214	213	191	195	251	618	732
Other	181	38	34	33	35	253	102

Total noninterest income	588	437	391	411	467	1,416	1,362

Total revenue	1,664	1,551	1,436	1,383	1,423	4,651	4,196
Provision for credit losses	220	165	135	229	206	520	662
Noninterest expense	1,140	1,171	1,069	1,056	1,026	3,380	3,047

Pretax earnings	304	215	232	98	191	751	487
Income taxes	112	79	85	36	70	276	178

Earnings	$192	$136	$147	$62	$121	$475	$309

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$28,881	$28,761	$26,759	$25,890	$25,848	$28,136	$25,999
Indirect auto	5,654	5,042	4,439	3,878	3,312	5,047	2,830
Indirect other	1,133	1,211	1,292	1,368	1,445	1,212	1,533
Education	8,611	9,100	9,440	9,302	9,124	9,049	9,036
Credit cards	4,108	4,075	3,928	3,805	3,733	4,037	3,715
Other	2,068	2,004	1,888	1,824	1,765	1,987	1,725

Total consumer	50,455	50,193	47,746	46,067	45,227	49,468	44,838
Commercial and commercial real estate	11,360	11,445	10,682	10,369	10,482	11,176	10,634
Floor plan	1,769	1,803	1,663	1,452	1,304	1,745	1,449
Residential mortgage	918	972	1,031	1,092	1,150	974	1,210

Total loans	64,502	64,413	61,122	58,980	58,163	63,363	58,131
Goodwill and other intangible assets	6,199	6,228	5,888	5,735	5,748	6,105	5,756
Other assets	2,589	2,452	2,699	2,455	2,247	2,580	2,306

Total assets	$73,290	$73,093	$69,709	$67,170	$66,158	$72,048	$66,193

Deposits
Noninterest-bearing demand	$20,660	$20,381	$18,764	$18,105	$18,081	$19,938	$18,209
Interest-bearing demand	28,506	28,265	25,707	23,583	22,381	27,496	21,729
Money market	47,557	47,271	43,601	41,638	41,191	46,148	40,788

Total transaction deposits	96,723	95,917	88,072	83,326	81,653	93,582	80,726
Savings	9,954	9,900	9,077	8,450	8,218	9,645	7,979
Certificates of deposit	24,746	26,468	28,150	29,998	32,664	26,448	34,020

Total deposits	131,423	132,285	125,299	121,774	122,535	129,675	122,725
Other liabilities	255	190	629	758	786	358	898
Capital	9,034	8,455	8,328	8,152	8,223	8,607	8,173

Total liabilities and equity	$140,712	$140,930	$134,256	$130,684	$131,544	$138,640	$131,796

PERFORMANCE RATIOS
Return on average capital	8%	6%	7%	3%	6%	7%	5%
Return on average assets	1.04	.75	.85	.37	.73	.88	.62
Noninterest income to total revenue	35	28	27	30	33	30	32
Efficiency	69	75	74	76	72	73	73

(a)	See note (a) on page 14.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Retail Banking (Unaudited) (Continued)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011	September 30 2012	September 30 2011
OTHER INFORMATION (a)			.
Credit-related statistics:
Commercial nonperforming assets	$266	$275	$315	$336	$330
Consumer nonperforming assets	799	685	650	513	454

Total nonperforming assets	$1,065	$960	$965	$849	$784

Purchased impaired loans (b)	$852	$886	$903	$757	$786

Commercial lending net charge-offs	$19	$38	$28	$48	$39	$85	$171
Credit card lending net charge-offs	40	49	50	44	45	139	167
Consumer lending (excluding credit card) net charge-offs	160	100	113	103	98	373	324

Total net charge-offs	$219	$187	$191	$195	$182	$597	$662

Commercial lending annualized net charge-off ratio	.58%	1.15%	.91%	1.61%	1.31%	.88%	1.89%
Credit card lending annualized net charge-off ratio	3.87%	4.84%	5.12%	4.59%	4.78%	4.60%	6.01%
Consumer lending (excluding credit card) annualized net charge-off ratio	1.35%	.85%	1.01%	.94%	.91%	1.07%	1.02%

Total annualized net charge-off ratio	1.35%	1.17%	1.26%	1.31%	1.24%	1.26%	1.52%

Home equity portfolio credit statistics: (c)
% of first lien positions at origination	41%	39%	37%	39%	38%
Weighted-average loan-to-value ratios (LTVs) (d)	80%	78%	81%	72%	72%
Weighted-average updated FICO scores (e)	742	742	739	743	743
Annualized net charge-off ratio	1.58%	.92%	1.11%	1.01%	1.02%	1.21%	1.11%
Loans 30 - 59 days past due	.51%	.54%	.56%	.58%	.58%
Loans 60 - 89 days past due	.33%	.33%	.35%	.38%	.32%
Loans 90 days past due (f)	1.24%	1.24%	1.24%	1.22%	1.12%

Other statistics:
ATMs	7,261	7,206	7,220	6,806	6,754
Branches (g)	2,887	2,888	2,900	2,511	2,469

Customer-related statistics: (in thousands)
Retail Banking checking relationships	6,451	6,349	6,278	5,761	5,722
Retail online banking active customers	4,117	3,953	3,823	3,519	3,479
Retail online bill payment active customers	1,219	1,189	1,161	1,105	1,079

Brokerage statistics:
Financial consultants (h)	655	684	693	686	703
Full service brokerage offices	42	40	38	38	37
Brokerage account assets (billions)	$38	$36	$37	$34	$33

(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended and nine months ended, respectively.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Lien position, LTV, FICO and delinquency statistics are based upon balances and other data that exclude the impact of accounting for acquired loans.
(d)	Updated LTV is reported for September 30, 2012, June 30, 2012 and March 31, 2012. For previous quarters, LTV is based upon data from loan origination. Original LTV excludes certain acquired portfolio loans where this data is not available.
(e)	Represents FICO scores that are updated monthly for home equity lines and quarterly for the home equity installment loans.
(f)	Includes non-accrual loans.
(g)	Excludes satellite offices (e.g., drive-ups, electronic branches, retirement centers) that provide limited products and/or services.
(h)	Financial consultants provide services in full service brokerage offices and traditional bank branches.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011	September 30 2012	September 30 2011
INCOME STATEMENT
Net interest income	$1,019	$1,085	$938	$943	$898	$3,042	$2,595
Noninterest income
Corporate service fees	258	248	200	226	150	706	526
Other	139	106	128	137	101	373	348

Noninterest income	397	354	328	363	251	1,079	874

Total revenue	1,416	1,439	1,266	1,306	1,149	4,121	3,469
Provision for credit losses (benefit)	(61)	33	19	(136)	11	(9)	12
Noninterest expense	520	496	463	495	448	1,479	1,337

Pretax earnings	957	910	784	947	690	2,651	2,120
Income taxes	350	333	289	350	253	972	777

Earnings	$607	$577	$495	$597	$437	$1,679	$1,343

AVERAGE BALANCE SHEET
Loans
Commercial	$50,636	$49,087	$42,919	$38,709	$36,353	$47,560	$34,771
Commercial real estate	16,226	15,928	14,388	13,903	13,670	15,516	13,949
Commercial - real estate related	6,008	5,545	4,971	4,463	3,741	5,510	3,553
Asset-based lending	10,406	9,755	9,266	8,893	8,472	9,811	7,928
Equipment lease financing	6,095	5,911	5,706	5,529	5,457	5,904	5,499

Total loans	89,371	86,226	77,250	71,497	67,693	84,301	65,700
Goodwill and other intangible assets	3,707	3,749	3,442	3,291	3,391	3,633	3,444
Loans held for sale	1,263	1,190	1,244	1,271	1,186	1,233	1,251
Other assets	12,582	11,670	10,960	10,111	9,629	11,740	8,920

Total assets	$106,923	$102,835	$92,896	$86,170	$81,899	$100,907	$79,315

Deposits
Noninterest-bearing demand	$37,685	$37,813	$37,225	$35,770	$32,631	$37,575	$30,010
Money market	16,237	15,734	13,872	13,385	13,522	15,284	12,770
Other	6,277	5,933	5,372	5,617	5,781	5,862	5,662

Total deposits	60,199	59,480	56,469	54,772	51,934	58,721	48,442
Other liabilities	19,201	17,551	15,987	14,095	14,094	17,586	13,064
Capital	9,937	8,815	8,537	8,256	7,992	9,100	7,927

Total liabilities and equity	$89,337	$85,846	$80,993	$77,123	$74,020	$85,407	$69,433

PERFORMANCE RATIOS
Return on average capital	24%	26%	23%	29%	22%	25%	23%
Return on average assets	2.26	2.26	2.14	2.75	2.12	2.22	2.26
Noninterest income to total revenue	28	25	26	28	22	26	25
Efficiency	37	34	37	38	39	36	39

COMMERCIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$264	$268	$267	$267	$268	$267	$266
Acquisitions/additions	12	7	10	12	8	29	31
Repayments/transfers	(11)	(11)	(9)	(12)	(9)	(31)	(30)

End of period	$265	$264	$268	$267	$267	$265	$267

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management (c)	$346	$354	$343	$323	$319	$1,043	$943

Capital Markets (d)	$175	$151	$156	$160	$158	$482	$462
Commercial mortgage loans held for sale (e)	$13	$34	$13	$38	$23	$60	$75
Commercial mortgage loan servicing income, net of amortization (f)	55	53	30	55	38	138	125
Commercial mortgage servicing rights (impairment)/recovery, net of hedge	16	(6)	5	—	(82)	15	(157)

Total commercial mortgage banking activities	$84	$81	$48	$93	$(21)	$213	$43
Total loans (g)	$90,099	$88,810	$84,329	$73,417	$70,307
Net carrying amount of commercial mortgage servicing rights (g)	$402	$398	$428	$468	$482
Credit-related statistics:

Nonperforming assets (g)	$1,500	$1,686	$1,776	$1,889	$2,033
Purchased impaired loans (g) (h)	$990	$1,088	$1,177	$404	$472
Net charge-offs	$35	$30	$43	$43	$94	$108	$332

(a)	See note (a) on page 14.
(b)	Represents consolidated PNC amounts. Our third quarter 2012 10-Q will include additional information regarding these items.
(c)	Includes amounts reported in net interest income and corporate service fees.
(d)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(e)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(f)	Includes net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization and a direct write-down of commercial mortgage servicing rights of $24 million recognized in the first quarter of 2012. Commercial mortgage servicing rights (impairment)/recovery, net of hedge is shown separately.
(g)	Presented as of period end.
(h)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Asset Management Group (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011	September 30 2012	September 30 2011
INCOME STATEMENT
Net interest income	$73	$75	$75	$73	$69	$223	$207
Noninterest income	170	165	168	161	159	503	488

Total revenue	243	240	243	234	228	726	695
Provision for credit losses (benefit)	4	(1)	10	10	(10)	13	(34)
Noninterest expense	180	181	176	184	175	537	503

Pretax earnings	59	60	57	40	63	176	226
Income taxes	22	22	21	15	23	65	83

Earnings	$37	$38	$36	$25	$40	$111	$143

AVERAGE BALANCE SHEET
Loans
Consumer	$4,486	$4,321	$4,183	$4,173	$4,134	$4,330	$4,086
Commercial and commercial real estate	1,060	1,098	1,126	1,193	1,223	1,095	1,337
Residential mortgage	687	692	692	696	705	691	710

Total loans	6,233	6,111	6,001	6,062	6,062	6,116	6,133
Goodwill and other intangible assets	324	333	345	349	356	334	365
Other assets	214	215	220	233	246	216	246

Total assets	$6,771	$6,659	$6,566	$6,644	$6,664	$6,666	$6,744

Deposits
Noninterest-bearing demand	$1,336	$1,362	$1,575	$1,305	$1,307	$1,424	$1,177
Interest-bearing demand	2,662	2,674	2,637	2,529	2,315	2,658	2,305
Money market	3,466	3,535	3,651	3,625	3,591	3,550	3,577

Total transaction deposits	7,464	7,571	7,863	7,459	7,213	7,632	7,059
CDs/IRAs/savings deposits	465	490	549	587	620	501	646

Total deposits	7,929	8,061	8,412	8,046	7,833	8,133	7,705
Other liabilities	68	68	71	78	76	69	73
Capital	464	463	347	355	345	425	347

Total liabilities and equity	$8,461	$8,592	$8,830	$8,479	$8,254	$8,627	$8,125

PERFORMANCE RATIOS
Return on average capital	32%	33%	42%	28%	46%	35%	55%
Return on average assets	2.17	2.30	2.21	1.49	2.38	2.22	2.83
Noninterest income to total revenue	70	69	69	69	70	69	70
Efficiency	74	75	72	79	77	74	72

OTHER INFORMATION
Total nonperforming assets (b)	$61	$67	$73	$60	$69
Purchased impaired loans (b) (c)	$118	$122	$126	$127	$134
Total net charge-offs (recoveries)	$(1)	$3	$2	$6	$5	$4	$(6)

ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$106	$102	$104	$100	$95
Institutional	116	112	115	110	107

Total	$222	$214	$219	$210	$202

Asset Type
Equity	$120	$116	$119	$111	$104
Fixed income	68	66	66	66	66
Liquidity/Other	34	32	34	33	32

Total	$222	$214	$219	$210	$202

Discretionary assets under management
Personal	$73	$71	$73	$69	$65
Institutional	39	38	39	38	38

Total	$112	$109	$112	$107	$103

Asset Type
Equity	$57	$56	$58	$53	$49
Fixed income	39	38	38	38	38
Liquidity/Other	16	15	16	16	16

Total	$112	$109	$112	$107	$103

Nondiscretionary assets under administration
Personal	$33	$31	$31	$31	$30
Institutional	77	74	76	72	69

Total	$110	$105	$107	$103	$99

Asset Type
Equity	$63	$60	$61	$58	$55
Fixed income	29	28	28	28	28
Liquidity/Other	18	17	18	17	16

Total	$110	$105	$107	$103	$99

(a)	See note (a) on page 14.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011	September 30 2012	September 30 2011
INCOME STATEMENT
Net interest income	$52	$53	$51	$52	$46	$156	$149
Noninterest income
Loan servicing revenue
Servicing fees	49	52	56	53	60	157	173
Net MSR hedging gains	7	39	71	35	69	117	185
Loan sales revenue
Provision for residential mortgage repurchase obligations	(37)	(438)	(32)	(36)	(31)	(507)	(66)
Loan sales revenue	216	177	141	110	103	534	274
Other	(3)	8	6	6	7	11	17

Total noninterest income	232	(162)	242	168	208	312	583

Total revenue	284	(109)	293	220	254	468	732
Provision for credit losses (benefit)	2	(2)	(7)	(10)	15	(7)	15
Noninterest expense	226	230	203	317	203	659	480

Pretax earnings (loss)	56	(337)	97	(87)	36	(184)	237
Income taxes (benefit)	20	(124)	36	(26)	13	(68)	87

Earnings (loss)	$36	$(213)	$61	$(61)	$23	$(116)	$150

AVERAGE BALANCE SHEET
Portfolio loans	$2,648	$2,751	$2,922	$2,868	$2,777	$2,773	$2,738
Loans held for sale	1,694	1,830	1,675	1,409	1,301	1,733	1,520
Mortgage servicing rights (MSR)	599	665	645	701	851	636	974
Other assets	6,560	6,255	6,747	6,786	5,948	6,521	5,871

Total assets	$11,501	$11,501	$11,989	$11,764	$10,877	$11,663	$11,103

Deposits	$3,492	$1,783	$1,662	$1,756	$1,785	$2,317	$1,648
Borrowings and other liabilities	4,198	4,067	4,353	4,324	3,788	4,206	3,726
Capital	1,488	1,157	832	832	694	1,160	697

Total liabilities and equity	$9,178	$7,007	$6,847	$6,912	$6,267	$7,683	$6,071

PERFORMANCE RATIOS
Return on average capital	10%	(74)%	29%	(29)%	13%	(13)%	29%
Return on average assets	1.25	(7.45)	2.05	(2.06)	.84	(1.33)	1.81
Noninterest income to total revenue	82	149	83	76	82	67	80
Efficiency	80	(211)	69	144	80	141	66

RESIDENTIAL MORTGAGE SERVICING PORTFOLIO - THIRD-PARTY (in billions)
Beginning of period	$116	$121	$118	$121	$125	$118	$125
Acquisitions	8		7	1		15	5
Additions	4	2	4	3	2	10	9
Repayments/transfers	(9)	(7)	(8)	(7)	(6)	(24)	(18)

End of period	$119	$116	$121	$118	$121	$119	$121

RESIDENTIAL MORTGAGE REPURCHASE RESERVE
Beginning of period	$462	$101	$83	$85	$95	$83	$144
Provision	37	438	32	36	31	507	66
RBC Bank (USA) acquisition			26			26
Losses - loan repurchases and settlements	(78)	(77)	(40)	(38)	(41)	(195)	(125)

End of period	$421	$462	$101	$83	$85	$421	$85

Servicing portfolio - third-party statistics: (b)
Fixed rate	91%	91%	91%	90%	90%
Adjustable rate/balloon	9%	9%	9%	10%	10%
Weighted-average interest rate	5.06%	5.21%	5.26%	5.38%	5.44%
MSR capitalized value (in billions)	$.6	$.6	$.7	$.7	$.7
MSR capitalization value (in basis points)	50	50	60	54	56
Weighted-average servicing fee (in basis points)	29	29	29	29	29

OTHER INFORMATION
Loan origination volume (in billions)	$3.8	$3.6	$3.4	$3.0	$2.6	$10.8	$8.4
Percentage of originations represented by:
Agency and government programs	100%	100%	100%	100%	100%	100%	100%
Refinance volume	74%	72%	82%	79%	69%	76%	75%
Total nonperforming assets (b)	$82	$78	$80	$76	$77
Purchased impaired loans (b) (c)	$69	$84	$100	$112	$132

(a)	See note (a) on page 14.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions	September 30 2012	June 30 2012	March 31 2012	December 31 2011	September 30 2011	September 30 2012	September 30 2011
INCOME STATEMENT
Net interest income	$195	$221	$217	$192	$228	$633	$721
Noninterest income	9	2	(19)	15	10	(8)	32

Total revenue	204	223	198	207	238	625	753
Provision for credit losses	61	50	18	88	45	129	278
Noninterest expense	79	67	68	119	47	214	156

Pretax earnings	64	106	112	—	146	282	319
Income taxes	24	39	41	2	53	104	117

Earnings (loss)	$40	$67	$71	$(2)	$93	$178	$202

AVERAGE BALANCE SHEET
Commercial Lending:
Commercial/Commercial real estate	$846	$1,008	$1,004	$1,030	$1,143	$952	$1,360
Lease financing	678	675	670	703	691	674	715

Total commercial lending	1,524	1,683	1,674	1,733	1,834	1,626	2,075

Consumer Lending:
Home equity	4,498	4,668	4,849	5,006	5,167	4,671	5,341
Residential real estate	6,328	6,534	6,046	5,937	6,116	6,303	6,237

Total consumer lending	10,826	11,202	10,895	10,943	11,283	10,974	11,578

Total portfolio loans	12,350	12,885	12,569	12,676	13,117	12,600	13,653
Other assets (b)	(333)	(195)	(445)	(368)	(402)	(324)	(261)

Total assets	$12,017	$12,690	$12,124	$12,308	$12,715	$12,276	$13,392

Deposits and other liabilities	$189	$180	$177	$85	$76	$182	$119
Capital	1,278	1,311	1,176	1,213	1,273	1,255	1,355

Total liabilities and equity	$1,467	$1,491	$1,353	$1,298	$1,349	$1,437	$1,474

PERFORMANCE RATIOS
Return on average capital	12%	21%	24%	(1)%	29%	19%	20%
Return on average assets	1.32	2.12	2.36	(.06)	2.90	1.94	2.02

OTHER INFORMATION
Nonperforming assets (c)	$1,056	$1,120	$1,192	$1,024	$1,064
Purchased impaired loans (c) (d)	$5,702	$5,889	$6,097	$5,251	$5,390
Net charge-offs	$65	$83	$91	$77	$74	$239	$293
Annualized net charge-off ratio	2.09%	2.59%	2.91%	2.41%	2.24%	2.53%	2.87%

LOANS (c)
Commercial Lending:
Commercial/Commercial real estate	$795	$945	$1,104	$976	$1,077
Lease financing	680	677	671	670	701

Total commercial lending	1,475	1,622	1,775	1,646	1,778

Consumer Lending:
Home equity	4,408	4,575	4,751	4,930	5,066
Residential real estate	6,272	6,475	6,693	5,840	6,065

Total consumer lending	10,680	11,050	11,444	10,770	11,131

Total loans	$12,155	$12,672	$13,219	$12,416	$12,909

(a)	See note (a) on page 14.
(b)	Other assets were negative in each 2012 quarter and each 2011 quarter due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Commercial mortgage banking activities - Includes commercial mortgage servicing, originating commercial mortgages for sale and related hedging activities. Commercial mortgage banking activities revenue includes commercial mortgage servicing (including net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization, and commercial mortgage servicing rights valuations), and revenue derived from commercial mortgage loans intended for sale and related hedges (including loan origination fees, net interest income, valuation adjustments and gains or losses on sales).

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Core net interest income - Total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: Federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business or business segment should hold to guard against potentially large losses that could cause insolvency and is based on a measurement of economic risk. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off-balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, an LTV of less than 90% is better secured and has less credit risk than an LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through either liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans, TDRs, and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income from continuing operations before income taxes and noncontrolling interests.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted average life of the financial instruments using the constant effective yield method. Accretion for purchased impaired loans includes any cash recoveries received in excess of the recorded investment.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties. This would exclude loans to commercial customers where proceeds are for general corporate purposes whether or not such facilities are secured.

Residential mortgage servicing rights hedge gains/(losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 24

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income attributable to common shareholders divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.